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                                                                EXHIBIT 10.34



                            LOGAN'S ROADHOUSE, INC.

                        [FORM OF FRANCHISE AGREEMENT]


     THIS AGREEMENT made and entered into by and among LOGAN'S ROADHOUSE, INC., a Tennessee corporation, having its principal office at Nashville, Tennessee, hereinafter referred to as Franchisor, CMAC Incorporated, a Tennessee corporation, hereinafter referred to as Franchisee, and Charles F. McWhorter, Jr., hereinafter referred to as McWhorter or as Principal.

                              W I T N E S S E T H

     WHEREAS, Franchisor is engaged in the business of owning, operating, and granting franchises with respect to certain restaurants serving meat products and other dishes, which restaurants do business under the trade name "Logan's Roadhouse" (each such restaurant, a "Logan's Roadhouse Outlet" or "Outlet");

     WHEREAS, in connection with its business, Franchisor has developed certain recipes and seasonings for meats with distinctive flavor and unsurpassed quality and consumer recognition, and is the owner of good and valuable trademarks, trade names, service marks, certification marks, insignia, signs, designs, emblems, color and patterns, and other distinctive features that identify the Logan's Roadhouse Outlets (such items, together with all of Franchisor's other trade secrets and tangible and intangible property rights relating to the development, ownership, and operation of a Logan's Roadhouse Outlet, are hereinafter referred to as the "Logan's Roadhouse System" or as "System");

     WHEREAS, Franchisor, Franchisee and McWhorter have entered into an Area Development Agreement dated March 17, 1997, (the "Area Development Agreement"), relating to the development by Franchisee of Logan's Roadhouse Outlets;

     WHEREAS, Franchisor and Franchisee desire to enter into this Agreement to set forth Franchisee's rights to own and operate a Logan's Roadhouse Outlet in that certain location specified herein;

     NOW THEREFORE, in consideration of the agreements and covenants set forth herein, and Franchisee's initial payment of the sum of $30,000.00 to Franchisor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:






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                                     PART I

                        SERVICES PROVIDED BY FRANCHISOR

     A. GRANT OF FRANCHISE: Franchisor hereby grants to Franchisee, for the term stated below and subject to the covenants and conditions herein, a franchise to use the Logan's Roadhouse System incident to the operation of a Logan's Roadhouse Outlet at the premises to be located on Beacon Drive, Greenville, South Carolina.

     B. FRANCHISOR'S RIGHT TO RETAIL SYSTEM: Franchisee does acknowledge and recognize, and Franchisor does represent and warrant, Franchisor's interest in and exclusive right, subject to the terms of this Agreement: (i) to the Logan's Roadhouse System and to its distinguishing characteristics now and from time to time hereinafter used as a part of or in conjunction with, or application to said System, and in all word marks, slogans, copyrighted materials, designs, name and matter now or hereafter displayed thereon or used as part thereof, service mark or trademark registration, trade names and patents now or hereafter applied for or granted in connection therewith; and (ii) to grant this franchise and to grant franchises to others to use said System and the conduct of Logan's Roadhouse Outlets under said System. Franchisee agrees that no expressed or implied right is conferred hereby or herein upon Franchisee to sub-license or to franchise or in any other fashion convey a complete or partial interest in the Logan's Roadhouse System. Franchisor agrees to take all action necessary to maintain, preserve, and protect Franchisor's rights that are subject to this Agreement, including without limitation, the Logan's Roadhouse System and any related rights, privileges, or licenses.

     C. CONSULTATION: Franchisor shall advise and consult with Franchisee periodically in connection with the operation of the Outlet, and at other reasonable times upon Franchisee's request. Franchisee may contact Franchisor by telephone to request consultation about Franchisee's business without any expense to Franchisee. If Franchisee shall request consultation of a nature which Franchisor deems to require the travel or on-site assistance of Franchisor or its agents or authorized employees, Franchisee shall assume the reasonable costs associated with travel, research and other support for Franchisor or its agents or authorized employees.

     D. OPENING ASSISTANCE: Franchisor will assist Franchisee in coordinating the Outlet's pre-opening activities. For approximately eight (8) days prior to the opening of the Logan's Roadhouse Outlet operated by Franchisee and for the first two (2) weeks that such Outlet is open for business, Franchisor shall provide Franchisee, at Franchisee's expense, with the



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services of certain of Franchisor's personnel to facilitate proper operation of the kitchen, bar and dining room areas during that period and to assist, as more fully described and defined in the Logan's Operations Manual prepared and provided by Franchisor (the "Operations Manual"), in correcting any operational problems which may arise.

     E. TRAINING:

     1. TRAINING COURSE: Franchisor shall make its operations training course available, at a minimum, to the Franchisee's General Manager (defined below) and the Kitchen Manager (defined below). Before the Outlet opens for business, and thereafter as replacement personnel are employed by Franchisee, the General Manager and the Kitchen Manager shall attend Franchisor's operations training course for such period of time as Franchisor shall deem reasonably necessary, and shall complete that course to Franchisor's reasonable satisfaction. If the General Manager and/or Kitchen Manager fails to complete Franchisor's operations training course successfully, Franchisor may require designation of a new General Manager and/or Kitchen Manager, as the case may be, and Franchisee shall designate a new General Manager and/or Kitchen Manager, who shall be required to complete successfully such training course. Additional training involving Franchisor's training crew at Franchisee's Outlet shall be conducted in accordance with the provisions of the Operations Manual.

     2. EXPENSES: Franchisee shall pay all costs and expenses relating to the attendance of Franchisee's personnel at any of Franchisor's training courses, including, without limitation, the cost of travel, lodging, meals, uniforms and other related and incidental expenses.

     3. INADEQUATE TRAINING: Franchisee shall be responsible for the Logan's Roadhouse Outlet's compliance with the operating standards, methods, techniques and material taught at Franchisor's training course, and shall cause the employees of the Logan's Roadhouse Outlet to be trained in such standards, methods and techniques as are relevant to the performance of their respective duties. In the event that Franchisee fails to provide reasonably adequate training of its Logan's Roadhouse Outlet employees, Franchisor shall have the right to require such training and may insert qualified personnel. Such assistance shall be provided at the sole cost of the Franchisee.

     F. PURCHASING: The significant market impact associated with the purchases made collectively by the Logan's Roadhouse System are of substantial benefit and assistance to the Franchisee both from a cost standpoint as well as the availability and delivery of products. In the event that Franchisor undertakes to serve as a supplier for Logan's Roadhouse Outlets, Franchisee



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may elect, but shall not be obligated to purchase any goods available through the Franchisor. It is expressly understood and agreed that Franchisee shall purchase and utilize all products and ingredients used in the Logan's Roadhouse System, only from Franchisor or those manufacturers or distributors and other sources approved by Franchisor. All items purchased from or through Franchisor shall be made available to the Franchisee at a reasonable cost which shall include a profit for Franchisor.


                                    PART II

                 RIGHTS AND DUTIES OF FRANCHISEE AND PRINCIPAL

     A. PROVIDE MANAGEMENT: The Franchisee or its designees shall have sole managerial control and authority with respect to the Logan's Roadhouse Outlet franchise which is granted under the terms of this Agreement.

     B.   COMPLIANCE WITH THE SYSTEM:

     1. Franchisee shall designate an individual who will supervise the Logan's Roadhouse Outlet, and devote his or her full time, best efforts and constant personal attention to the day-to-day operation of Logan's Roadhouse Outlet (the "General Manager"). Franchisor also shall designate an individual who will supervise Logan's Roadhouse Outlet kitchen, and devote his or her full time, best efforts and constant personal attention to the day-to-day operation of Logan's Roadhouse Outlet kitchen (the "Kitchen Manager").

     2.  Franchisee expressly agrees to:

                 (a) operate Logan's Roadhouse Outlet in a clean, safe
            and orderly manner, providing courteous, first-class service to the public;

                 (b) diligently promote and make every reasonable effort to increase the business of Logan's Roadhouse Outlet;

                 (c) advertise the business of Logan's Roadhouse Outlet by the use of Franchisor's trade names, service marks and trademarks and such other insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or established from time to time by Franchisor;



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                 (d) prohibit and, to the best of Franchisee's ability, prevent the use of Logan's Roadhouse Outlet for any immoral or illegal purpose, or for any other purpose, business activity, use of function which is not expressly authorized hereunder or in the Operations Manual.

     3. Franchisee hereby acknowledges receipt and loan of a copy of the Operations Manual, and agrees to faithfully, completely and continuously perform, fulfill, observe and follow all instructions, requirements, standards, specifications, systems and procedures contained therein, including (a) those relating to the selection, purchase, storage, preparation, packaging, service and sale of all products being sold at Logan's Roadhouse Outlet, (b) those relating to the maintenance and repair of Logan's Roadhouse Outlet buildings, grounds, equipment, signs, interior and exterior decor items, fixtures and furnishings, and (c) those relating to employee uniforms and dress, accounting, bookkeeping, record retention and other business systems, procedures and operations. The Operations Manual is incorporated herein by reference and hereby made part of this Agreement. Franchisee acknowledges that the materials contained in the Operations Manual are integral, necessary and material elements of the System. Franchisee acknowledges receipt herewith of a copy of Franchisor's Operations Manual, which must be returned on expiration or termination of this Agreement.

     4. Franchisee understands, acknowledges and agrees that strict conformity with the System, including the standards, specifications, systems, procedures, requirements and instructions contained in this Agreement and in the Operations Manual, is vitally important not only to the success of Franchisor, but to the collective success of all of Franchisor's other franchisees, by reason of the benefits which Franchisor and all of its franchisees will derive from uniformity in products sold, identity, quality, appearance, facilities and service among all restaurant units which are part of the System.

     5. Franchisor shall have the right at any time and from time to time, in the good faith exercise of its reasonable business judgment, consistent with the overall best interests of the System generally, to revise, amend, delete from and add to the System and the material contained in the Operations Manual. Franchisee expressly agrees to comply with all such revisions, amendments, deletions and additions.

     6. Franchisee shall offer for sale from Logan's Roadhouse Outlet, at all times when Logan's Roadhouse Outlet is open for business, only the products which are expressly designated in the Operations Manual, except to the extent that Franchisee has obtained Franchisor's prior written consent to a modification of that requirement. No product shall be offered or sold at or from Logan's Roadhouse Outlet under, or in connection with, any trademark or service mark other than Franchisor's designated



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trademarks and service marks without Franchisor's prior written consent.

     7. No food or beverage product, interior or exterior decor item, sign, item of equipment, fixtures, furnishings or supplies, or other product or material required for the operation of Logan's Roadhouse Outlet, which bears any of Franchisor's trade names, service marks or trademarks, shall be used or sold in or upon Logan's Roadhouse Outlet premises unless the same shall have been first submitted to and approved in writing by Franchisor.

     8. Franchisee acknowledges that every component of the System is important to Franchisor, to all franchisees and to the operation of each Logan's Roadhouse Outlet, including the requirements (a) that only those products designated and approved by the Franchisor are sold at the Outlet, and
(b) that there is uniformity of food and beverage specifications, preparation methods, quality, appearance, facilities and service among all Outlets in the System. Accordingly, Franchisee agrees to and shall comply with all aspects of the System (as it now exists and as it may be modified from time to time).

     C. RELATIONSHIP OF PARTIES: Franchisee is not, and shall not represent or hold itself out as, an agent, legal representative, joint venturer, partner, employee or servant of Franchisor for any purpose whatsoever and, where permitted by law to do so, shall file a business certificate to such effect with the proper recording authorities. Franchisee is an independent contractor and is not authorized to make any contract, agreement, warranty or representation on behalf of Franchisor. Franchisee agrees that Franchisor does not have any fiduciary obligation to Franchisee. Franchisee shall not use the name Logan's or Logan's Roadhouse or any similar words as part of or in association with any trade name of any business entity which is directly or indirectly associated with Franchisee, except for the Outlet.

     D. USE OF INTELLECTUAL PROPERTY:

     1. Trademark License. Franchisee shall use the trademarks, trade names, and other commercial symbols ("the Marks") that are part of the Logan's Roadhouse System only in connection with the operation of a Logan's Roadhouse Outlet under this Agreement and Franchisor agrees to license such uses. Franchisee shall not use or permit to be used any other name or names alone or in connection with a Logan's Roadhouse Outlet during the term of this Agreement without the prior consent of Franchisor. All trademarks, tradenames, and other identifying marks of the Logan's Roadhouse System shall be used by Franchisee only in such fashion as shall not adversely affect the validity or value thereof. Franchisee agrees that it will cause to appear on or within



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materials created or used under this trademark license and on or within all advertising, promotional or display material bearing the Marks, the designation
(TM) or (R) as directed by Franchisor.

     2. Copyright License. Franchisor hereby provides a license for Franchisee to use certain copyrighted materials belonging to Franchisor. Franchisee agrees to use the copyrighted materials provided under this license solely for the operation of a Logan's Roadhouse Outlet under this Agreement. Franchisee shall not use or permit to be used the copyrighted materials outside the operation of the Logan's Roadhouse Outlet under this Agreement. Franchisee agrees that it will cause to appear on or within materials created or used under this copyright license and on or within all advertising, promotional or display materials containing the copyrighted materials, designations showing copyright ownership as directed by Franchisor.

     E. ENGAGEMENT IN BUSINESS: Franchisee shall commence the operation of its Logan's Roadhouse Outlet promptly after a certificate of occupancy (temporary or permanent) or the local equivalent thereof, is issued for the Logan's Roadhouse Outlet, and shall continue to operate same at all times during the term of this Agreement. Franchisee agrees to keep its Logan's Roadhouse Outlet open during such hours as are specified by Franchisor in its Operations Manual, to include both lunch and dinner every day except for Thanksgiving and Christmas, unless Franchisor agrees otherwise in writing or unless operation is made impossible because of Acts of God or similar circumstances wholly beyond Franchisee's control as more fully set forth in Section VIII (H).

     F. NO OTHER BUSINESS OPERATED ON PREMISES: No business other than the operation of a Logan's Roadhouse Outlet shall be conducted upon the premises approved for such operation.

     G. LOCAL LAWS AND ORDINANCES: Franchisee shall comply with all laws, regulations, ordinances, or similar governmental restrictions, applicable to the Logan's Roadhouse Outlet. It is the duty and obligation to ascertain the terms and provisions of all such laws, regulations, ordinances and restrictions and inform its employees thereof so as to avoid any violation thereof. Should any provisions of this Agreement or any aspect of the Logan's Roadhouse System be in conflict with the provisions of any laws, regulations, ordinances, or similar governmental restrictions, Franchisee is absolved from compliance with said provisions to the extent necessary to avoid such conflict.

     H. TAXES: Franchisee shall pay or cause to be paid promptly when due all obligations incurred directly or indirectly in connection with the Logan's Roadhouse Outlet and its operation, including without limitation, all taxes and assessments that may be assessed and all liens and encumbrances of every kind and character


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created or placed upon or against any of the equipment, fixtures, signs, furnishings and other property, and all accounts and other indebtedness of every kind and character incurred by or on behalf of Franchisee in the conduct of the business.

     I. SUBMISSION OF OPERATING REPORTS: Franchisee shall submit to Franchisor a year end operating statement, sales tax reports, income tax returns, and other operational reports and supporting data, including any information necessary for Franchisor to verify the amount of fees properly due to Franchisor under Part III paragraph A of this Agreement.

     J. INSURANCE AND INDEMNIFICATION:

     1. Franchisee shall indemnify and hold harmless Franchisor and its officers, directors, employees, agents, affiliates, successors and assigns from and against: (a) any and all claims based upon, arising out of, or in any way related to the operation or condition of any part of the Logan's Roadhouse Outlet or its premises, the conduct of business thereat, the ownership or possession of real or personal property, and any negligent act, misfeasance or nonfeasance by Franchisee or any of its agents, contractors, servants, employees or licensees (including without limitation, the performance by Franchisee of any act required by, or performed pursuant to, any provision of this Agreement); (b) any and all fees (including reasonable attorneys' fees), costs and other expenses incurred by or on behalf of Franchisor in the investigation of or defense against any and all such claims; and (c) any accident, incident or occurrence of any kind whatsoever which happens on, in or about the premises of the Logan's Roadhouse Outlet.

     2. Without limiting the generality of the foregoing Subsection (J)(1), Franchisee shall procure before the commencement of operations of the Logan's Roadhouse Outlet, and shall maintain in full force and effect during the entire term of this Agreement, at its sole cost and expense, an insurance policy or policies protecting Franchisee and Franchisor and their respective officers, directors and employees against any and all claims, loss, liability, or expense whatsoever, arising out of or in connection with the condition, operation, use or occupancy of the Outlet or Outlet premises. Franchisee shall insure the Outlet building and other improvements, equipment, signs, interior and exterior decor items, furnishings, fixtures, and any additions thereto, against fire and other casualties insured against in an "all risk" of physical loss insurance policy. Franchisor shall be named as an additional insured in all such policies, workers' compensation excepted, and the certificate or certificates of insurance shall state that the policy or policies shall not be subject to cancellation or alteration without at least thirty (30) days' prior written notice to Franchisor.


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Such policy or policies shall be written by a responsible insurance company or companies satisfactory to Franchisor, and shall be in such form and contain such limits of liability as shall be satisfactory to Franchisor from time to time. In any event, such policy or policies shall include at least the following:



KIND OF INSURANCE                              MINIMUM LIMITS OF LIABILITY

Workers' Compensation                          Statutory

Comprehensive General Public
Liability including Product                    $1,000,000 each person,
Liability, Injury and Host                     $1,000,000 each
Liquor Liability                               occurrence

Fire and Extended Coverage                     Full replacement value/
                                               All risk coverage including
                                               flood and earthquake

Umbrella Liability Insurance                   $3,000,000


Franchisee shall deliver certificates of such insurance to Franchisor. The insurance afforded by the policy or policies respecting public liability shall be primary and shall not be limited in any way by reason of any insurance which may be maintained by Franchisor.

     3. Within sixty (60) days after the execution of this Agreement, but in no event later than the day before the Outlet opens for business, Franchisee shall submit to Franchisor for approval certificates of insurance showing compliance with the requirements of Subsection J(2) above. Maintenance of such insurance and the performance by Franchisee of its obligations under this Section J shall not relieve Franchisee of liability under the indemnity provisions of this Agreement, and shall not limit such liability.

     4. Should Franchisee, for any reason, fail to procure or maintain the insurance coverage required by this Section, then Franchisor shall have the right and authority to immediately procure such insurance coverage and to charge the cost thereof to Franchisee, which amounts shall be paid immediately upon notice and shall be subject to charges for late payments as provided in Paragraph III(A).

     5. No later than thirty (30) days following Franchisee's receipt of same, Franchisee shall submit to Franchisor a copy of any written report relating to the condition of the Outlet premises, or any aspect thereof, prepared by an insurer or prospective insurer or by a representative of a federal, state or local government agency, provided that if any such report contains



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comments or information which could materially and detrimentally affect the
Outlet, such report shall be submitted to Franchisor within three (3) days following Franchisee's receipt thereof.

     K. STATEMENT OF LEGAL COMPOSITION:

     Franchisee and Principal represent and warrant that: (a) Franchisee is a corporation validly existing; (b) Franchisee is duly qualified and is authorized to do business in the jurisdiction in which its business activities or the nature of the properties owned by it requires such qualification; (c) the execution and delivery of this Agreement and the transactions contemplated hereby are within Franchisee's power; (d) the execution and delivery of this Agreement has been duly authorized by the Franchisee; (e) the balance sheet for the most recent date for which such statement is available, heretofore delivered to Franchisor, is complete and correct, has been prepared in accordance with sound accounting principles and fairly presents the financial position of Franchisee, as of the date thereof; and (f) there have been no materially adverse changes in the condition, assets of liabilities of Franchisee or Principal since the date of the most recent balance sheet heretofore delivered to Franchisor. In addition to the financial information which Franchisee is required to provide to Franchisor under this Section, Franchisee and Principal shall provide Franchisor with such other financial information as Franchisor may reasonably request from time to time, including, but not limited to, an audited balance sheet and income statement of Franchisee when such statements become available.

     L. OUTLET SPECIFICATIONS: It is understood and agreed that the aesthetic appeal and efficiency of each Logan's Roadhouse Outlet plays a vital and integral role in the combined marketing efforts of Franchisor and Franchisee. Franchisee shall update the signs, furnishings, fixtures and all other aspects of its Outlet's external and internal design and decor so as to stay current with the decor of other prudently-operated Outlets. Specifically, Franchisee shall, at a minimum, comply with all standards set forth in the Operations Manual.

     M. RENOVATION: Franchisee shall periodically renovate and maintain the furnishings, fixtures and any other aspect of the Logan's Roadhouse Outlet that would otherwise materially adversely affect the public image of Logan's Roadhouse Outlets generally or of Franchisor. In the event that Franchisee shall fail to do so, Franchisor may by written notice require Franchisee to make any alterations that the management of Franchisor reasonably deems necessary to maintain such image.

     N. QUALITY: The quality of products sold through the Logan's Roadhouse Outlet of Franchisee shall be maintained at all times consistent with the standards in the Operations Manual. In


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the event of a substantial erosion in quality at the Franchisee's Logan's
Roadhouse Outlet, Franchisor may by written notice require Franchisee to make any changes that the management of Franchisor reasonably deems necessary to restore acceptable product quality.

     O. MODERNIZATION OF PREMISES: In order to assure the continued success of the Outlet, Franchisee shall at any time and from time to time after ten (10) years after the date of this Agreement as reasonably required by Franchisor (taking into consideration the cost and then-remaining term of this Agreement), modernize the Outlet premises to Franchisor's then-current standards and specifications, provided that at the time Franchisor requires Franchisee to so modernize the Outlet premises at least twenty-five percent (25%) of Franchisor-owned Outlets meet such standards and specifications.

     P. EMPLOYEES: The employees of a Logan's Roadhouse Outlet are to be adequately trained in personal appearance, neat, polite and in general keeping with the employees of other Logan's Roadhouse Outlets. Should substantial complaint or rebuke be brought to the Franchisor's attention with regard to Franchisee's employees, Franchisor may file a written request for disciplinary action against the employee involved, and Franchisee shall take reasonable steps to remedy, correct, remove or in any other fashion eliminate such detrimental conduct on the part of the employee.

     Q. ADVERTISING:

     1. ADVERTISING FUND: Franchisee, as its contribution towards an advertising fund, shall pay Franchisor up to one (1%) percent of Franchisee's gross sales per month, calculated as set forth in this Agreement at Part III
(A). Such funds shall become the property of Franchisor, to be maintained in a separate "advertising account" established by Franchisor. Franchisor shall use such funds for marketing studies or services, the payroll expenses related to any employee of Franchisor responsible for coordination of Franchisee's advertising and for the purchase of advertising time, space, or materials in national, regional or other advertising media, in a manner determined by Franchisor in its sole discretion.

     2. LOCAL ADVERTISING: Franchisor may require, at its sole discretion, Franchisee to expend on an annual basis an amount up to three percent (3%) of Franchisee's total gross sales, calculated as set forth in this Agreement at
Part III (A), for local promotional activities. All of the Franchisee's local promotional activities shall utilize approved advertising media. "Approved advertising media" are limited to the following:

     (a) Newspapers, magazines and other such periodicals;


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     (b) Radio and television;

     (c) Outdoor advertising by signs displayed on billboards or buildings;
         and

     (d) Handbills, flyers and direct mail.

     3. ADVERTISING CAMPAIGN PLAN: Franchisee shall submit to Franchisor for Franchisor's approval an advertising campaign plan relating to the promotion of the opening of the Outlet.

     R. LEASE PROVISIONS REGARDING TERMINATION: If the premises are leased by Franchisee from a third party, the lease (the "Lease") must allow Franchisee to assign the Lease to Franchisor without the consent or approval of the lessor under the Lease. Upon termination of this Agreement for any reason, Franchisor has the right, exercisable upon written notice to Franchisee within 30 days after termination is effective, to require Franchisee to assign all Franchisee's rights under the Lease to Franchisor and to immediately surrender possession of the premises, including all fixtures and leasehold improvements, to Franchisor under the terms of the Lease. The lessor may not impose any assignment fee or other similar charge on Franchisor in connection with such assignment. If Franchisor exercises that right, (i) it will, within 30 days after taking possession of the premises, purchase the leasehold improvements thereon at their depreciated book value as determined in accordance with generally accepted accounting principles, and (ii) it has an additional right, to be exercised within 30 days after taking possession of the premises, to purchase all of Franchisee's equipment, signs, decor items, furnishings, supplies and other products and materials at their then fair market value. If Franchisor elects not to purchase the items mentioned above (except for capital leasehold improvements), Franchisee shall, at Franchisee's own expense and under Franchisor's supervision remove those items (except for capital leasehold improvements) from the premises within 10 days after such final election or 10 days after expiration of the option period, whichever is earlier. If Franchisee fails to remove all such property (except for capital leasehold improvements) from the premises within such period, Franchisor shall be entitled to do so, or to authorize a third part to do so, all at Franchisee's expense. If Franchisee is or becomes a lessee of the premises, Franchisee shall have included in the Lease a provision expressly permitting both Franchisee and Franchisor to take all actions and make all alterations referred to in this Part, requiring the lessor thereunder to give Franchisor reasonable notice of any contemplated termination and providing that any assignment of the lease to Franchisor shall occur without the lessor having any right to impose conditions on such assignment or to obtain any payment in connection therewith. Franchisee shall not, without the prior



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written consent of Franchisor, execute any lease or other agreement which imposes, or purports to impose, any limitations on the ability of Franchisee and/or Franchisor to operate additional restaurants at any particular location or any lease the term of which is shorter than the term of this Agreement (including any renewal and extension option periods).

     S.  COLLATERALIZATION OF PREMISES:   Franchisee shall seek prior approval
from Franchisor of any and all plans or attempts to use any tangible or intangible asset of the premises as collateral, including but not limited to the premises, fixtures, furnishings, merchandise or income stream.

     T. PERSONAL GUARANTY OF PRINCIPAL: Principal personally and unconditionally guarantees Franchisee's financial obligations to Franchisor as set forth in Part III, Section A hereof. Principal agrees that Franchisor may resort to such Principal for payment of such financial obligation, whether or not Franchisor shall have proceeded against Franchisee, any other Principal or any other obligor primarily or secondarily obligated to Franchisor with respect to such financial obligation. Principal hereby expressly waives presentment, demand, notice of dishonor, protest and all other notices whatsoever with respect to Franchisor's enforcement of this guaranty.


                                    PART III

                                     TERMS

     A. CONSIDERATION: Franchisee shall pay Franchisor the initial sum of $30,000 upon signing this Agreement and, after Franchisee opens its Outlet, shall also pay no later than ten (10) days from the end of each calendar month a sum equal to three percent (3%) of "Gross Sales" as hereinafter defined as royalties from the Logan's Roadhouse Outlet operated under the franchise granted by or under this Agreement. For the purposes of this Agreement, the term "Gross Sales" shall be defined as all receipts (cash, cash equivalents or credit) or revenues from sales from all business conducted upon or from the Logan's Roadhouse premises, whether evidenced by check, cash, credit, charge account, exchange, or otherwise, including, but not limited to, amounts received from the sale of goods, wares and merchandise (including sales of food, beverages and tangible property of every kind and nature, promotional or otherwise), from all services performed from or at the Logan's Roadhouse Outlet, regardless of where such orders are filled. Gross sales shall not be reduced by any deductions for cash shortages incurred in connection with the transaction of business with customers. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall first be made, irrespective of the time when Franchisee shall receive payment (whether full or partial) therefor. Gross Sales shall not include the amount of any sales tax imposed by any federal, state, municipal or other governmental authority directly on sales and intended to be collected from customers, provided that the amount thereof is added to the selling price and actually paid by the Franchisee to such governmental authority. Income, property, and other like taxes paid by Franchisee shall not be excluded from Gross Sales. In addition Franchisor shall have the right to assess Franchisee an automatic penalty of one and one-half percent (1 1/2%) per month or the highest amount permitted by law, whichever is less, for any unpaid balance of fees or any other sums which have become known to Franchisor are due and payable under the terms of this Agreement.

     B. DEFAULT: Franchisee shall be deemed to be in default of this provision when royalties remain unpaid for a period of thirty (30) days past the due date specified in Section A above, or if Franchisee is found to have understated its gross sales by an amount equal to or greater than two percent (2%) of the gross sales set forth in its monthly report to Franchisor. In the event of default, Franchisor will have, without limitation, the rights and remedies set out in Part V of this Agreement and any other rights and remedies available to it in law or equity.

     C. METHOD OF PAYMENT: Franchisee shall make all payments required under the terms of this Agreement to Logan's Roadhouse, Inc. located at 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214, by check or by wire transfer in United States dollars from a U.S. bank to such account(s) as may be designated by Franchisor from time to time or on other terms as specifically requested in writing by Franchisor. Such other terms shall include, but are not limited to checks, certified bank drafts or any other reasonable form of payment so designated by Franchisor.

     D. TERM: The term of the franchise shall commence on the date hereof, and shall end twenty (20) years thereafter unless this Agreement is terminated prior to that date in accordance with its provisions or unless renewed as provided in the following paragraph (E).

     E. RENEWAL: At the expiration of the term hereof, Franchisee shall have an option to operate the Logan's Roadhouse Outlet for up to two additional terms of five (5) years each (unless this Agreement is sooner terminated in accordance with its provisions), provided that (a) Franchisee satisfies the requirements which Franchisor then imposes on its new franchisees, (b) all other units within the System which Franchisee then operates comply with Franchisor's then current standards, specifications, requirements and instructions, and (c) Franchisee executes the form of franchise agreement which Franchisor is then using with
respect to new franchises, with the specified   franchise, royalty, and
advertising fees payable up to, but not to exceed, the rates then prevailing under the franchise agreements which Franchisor is then using for new Logan's Roadhouse outlets. Franchisee shall give Franchisor written notice of its desire to exercise its option no earlier than twelve (12) months, and no later than seven (7) months, prior to expiration of the initial term. If Franchisee gives that notice, Logan's in its sole discretion shall determine whether Franchisee has satisfied the foregoing requirements. Within thirty (30) days of receiving the notice described above, Logan's shall notify Franchisee in writing whether or not Franchisee is eligible to exercise the option described in this section.


                                    PART IV

                                    CONTROLS

     A. RIGHT OF INSPECTION: Franchisor or its authorized representatives shall have the right to inspect Franchisee's Logan's Roadhouse Outlet, equipment and operations, and have access to the premises whereon the Logan's Roadhouse Outlet are operated to insure the adherence to the high quality standards of a Logan's Roadhouse Outlet and to further insure the compliance with the terms of this Agreement. Such inspections shall be made during normal business hours, and Franchisor may conduct the inspections with or without notice. In no event shall the Franchisor conduct any inspection in a manner that would impede or unduly hamper the operation of the Franchisee's Logan's Roadhouse Outlet or the activities of the Franchisee or its agents.

        B. AUDIT: Franchisor shall have the right to request Franchisee to present at the corporate offices of Franchisee a complete copy of all bookkeeping material, journals and other methods or ledgers employed for such purposes, and Franchisor or his authorized agent shall have the right to an on-premises inspection during normal business hours of the foregoing material. In no event shall the Franchisor conduct any audit in a manner that would impede or unduly hamper the operation of the Franchisee's Logan's Roadhouse Outlet or the activities of the Franchisee or its agents. Franchisor may conduct audits with or without notice to Franchisee.

     C. RULES OF OPERATION: To enable Franchisee and Franchisor to develop, maintain and exchange cost and expense information to assure the maintenance of economical and efficient and profitable operations, Franchisee shall adopt prudent accounting and record keeping procedures, and shall keep complete and accurate financial books and records of the operation of its

Logan's Roadhouse Outlet, adjusted, if necessary, to correspond in accounting policy with Logan's financial books and records.


                                     PART V

                                  TERMINATION

     A. BY MUTUAL AGREEMENT: The parties to this Agreement may agree in writing at any time to terminate the franchise prior to the stated expiration date.

     B. OTHERWISE: Franchisor shall have the right to terminate this Agreement immediately upon written notice to Franchisee stating the reason for such termination if any of the following events ("Events of Default") occur:

     (1) Franchisee's default in the performance or observance of any of its other obligations hereunder, with such default continuing for a period of thirty (30) days after written notice to Franchisee specifying such default or if Franchisee is notified of more than two Events of Default in one year;

     (2) Franchisee's filing of a petition in bankruptcy, an arrangement for the benefit of creditors, or a petition for reorganization, or the filing by any third party of such petition or arrangement, if not dismissed within sixty
(60) days from the filing thereof, or Franchisee's making of any assignment for the benefit of creditors, or the appointment of a receiver or trustee for Franchisee and the non-dismissal of such receiver or trustee within sixty (60) days of such appointment;

     (3) Franchisee's voluntary cessation of operation of the Outlet without the prior written consent of Franchisor or Franchisee's loss of right to possess the Outlet premises for any reason;

     (4) Franchisor's discovery that Franchisee has made any material misrepresentation or omitted any material fact in the information supplied to Franchisor in connection with this Agreement;

     (5) the declaration by any court of competent jurisdiction that any part of this Agreement relating to the payment of fees to Franchisor or the preservation of any of Franchisor's trade names, service marks, trademarks, trade secrets or secret formulae licensed or disclosed hereunder is invalid or unenforceable;

     (6) Franchisee's default in the payment to Franchisor of any sums due Franchisor, whether characterized as consideration/Franchise fee, advertising fund contribution, or otherwise, with such default continuing for a period of thirty (30) days after written notice to Franchisee specifying such default; or

     (7) any person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Principal becomes holder of 50% or more of all of the outstanding shares of Franchisee's Stock.

     C. TERMINATION SUBJECT TO LOCAL LAW: The foregoing provisions of Part V, section B are subject to the provisions of any local statutes or regulations which limit the grounds upon which Franchisor may terminate this Agreement or which require that Franchisor give Franchisee additional prior written notice of termination and opportunity to cure any default.

     D. STATUS OF PROPERTY: Upon the termination of this Agreement by Franchisor, Franchisee may not remove any property from the Outlet premises for thirty (30) days after the termination. Upon expiration or termination of this Agreement for any reason, and if Franchisor chooses not to exercise its options to purchase the Outlet as contained herein, Franchisee shall immediately discontinue its use of the System and its use of Franchisor tradenames, service marks, trademarks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics (including but not limited to, the immediate removal of all signs) and paint all premises and other improvements maintained pursuant to this Agreement a design and color which is basically different from Franchisor authorized designs and colors. If Franchisee shall fail to make or cause to be made any such removal or repainting within thirty (30) days after written notice, then Franchisor shall have the right to enter upon the premises, without being deemed guilty of trespass or any tort, and make or cause to be made such removal, alterations and repainting at the reasonable expense of Franchisee, which expense Franchisee shall pay to Franchisor immediately on demand. Franchisee shall not thereafter use any of the items referred to in this paragraph or in any way associated with Franchisor to operate or do business under any name or in any manner that might tend to give the public the impression that Franchisee is or was a licensee or franchisee of Franchisor.

     E. TERMINATION OF FRANCHISE: Should an event of Default occur, then in addition to its other rights and remedies hereunder, the Franchisor may, without further demand or notice, immediately declare this Agreement and the license included herein, and all rights and privileges of this Agreement, to be terminated with respect to the affected Logan's Roadhouse Outlet in accordance with this Part. In the event of any termination, Franchisee shall be liable for damages to Franchisor for any and all amounts due to Franchisor on the effective date of such termination.

     F. NONCOMPETITION FOLLOWING TERMINATION OF FRANCHISE: For a period of two (2) years following the date of termination or expiration of this Agreement, each of Franchisee and Principal agree not to compete, either as an individual, employee, officer or in any other capacity, in any entity engaged in the business of preparing and serving or preparing for service of steaks, ribs, chicken and seafood dishes in a distinctive atmosphere reminiscent of an American roadhouse anywhere within a fifty (50) mile radius of any existing or planned Company or franchised Outlet. Franchisee further agrees that for a period of one (1) year following termination, it will not solicit any previously serviced accounts, groups or other commercial customers (not including retail customers) for or on behalf of any competitive casual dining restaurant whether such food is served on the premises or delivered off premises to the ultimate consumer.

     G. RIGHTS OF FRANCHISOR POST-TERMINATION:

     1.  RIGHT TO TERMINATE FRANCHISEE'S USE OF TRADENAMES, SIGNS, AND THE
LIKE: In the event of termination of this Agreement, Franchisor shall have the right as set forth above in Part V(B), and shall require Franchisee to immediately thereafter cease to use, by advertising or otherwise, directly or indirectly, the name "Logan's Roadhouse" or any combination of words similar thereto, or suggestive thereof, the trade names, copyrighted materials, trademarks, service marks, certification marks, color schemes and patterns, slogans, designs, signs, emblems provided by Franchisor or in any way similar thereto or suggestive thereof, and Franchisee agrees upon any such termination to cease and refrain from holding Franchisee out to the public in any way as a Franchisee or licensee or operator of a Logan's Roadhouse Outlet. Notwithstanding the foregoing, upon termination of this Agreement, Franchisee shall retain the right to continue in the business of developing, owning, operating, and franchising restaurant businesses, including restaurant businesses specializing in meat products; provided, that in such endeavors Franchisee shall differentiate its retail food establishments so clearly from those of the Franchisor as to avoid all reasonable possibility of any confusion by the public.

     2. FRANCHISOR'S REMEDIES: Franchisee agrees that Franchisor has no adequate remedy at law and shall be entitled to injunctive and equitable relief for any violation of paragraph 1 above and any and all other or further relief that a court of competent jurisdiction shall see fit to render for the violation of this paragraph, and Franchisee agrees to pay all Franchisor's costs and expenses, including a reasonable attorney's fee in enforcing the terms of paragraph 1 or any other part of this Agreement as a result of Franchisee's violation of or default in performing the terms of paragraph 1. Franchisor shall have the right, in addition to any and all other rights guaranteed by law or this Agreement, to enter Franchisee's property, forcibly if necessary without being guilty of trespass or any other tort, to make or cause changes required by this paragraph to be made at Franchisee's expense and to remove items belonging to Franchisor or containing Franchisor's trademarks, copyrighted materials or other proprietary items.

     3. PURCHASE OF PREMISES:

     a. With respect to premises owned by Franchisee, in the event of termination or expiration of this Agreement, Franchisor shall have, for 30 days after the termination or expiration is effective, an option, exercisable upon written notice, to Franchisee within such 30 day period, to elect to purchase the premises from Franchisee for the appraised market value of the land and buildings, furnishings and equipment located therein. If the parties cannot agree on the purchase price or other terms of purchase within 30 days following Franchisor's exercise of its option pursuant to this section, the price or disputed terms of purchase shall be determined by two appraisers, with each party selecting one appraiser. The purchase price shall be the average of the appraised market value of the land and building if the two appraisals do not differ by more than ten percent (10%). If the two appraisals differ by more than ten percent (10%), then the two appraisers so chosen shall select a third appraiser, and the purchase price shall be the average of the appraisals of all three appraisers. In the event of such an appraisal, each party shall bear its own legal and other costs and shall split the appraisal fees. The appraisers' determination of the price and other disputed terms of purchase shall be final and binding.

     b. If Franchisor elects to exercise its option to purchase upon expiration of this Agreement, the purchase price shall be determined within ninety (90) days and paid within thirty (30) days of such determination of the purchase price and other terms of purchase. If the Franchisor does not elect to exercise its option to purchase the premises, the Franchisee may sell such premises to a third party, provided that Franchisee's agreement with the purchase includes a covenant by the purchaser which is expressly enforceable by Franchisor as a third party beneficiary thereof, pursuant to which the purchaser agrees that it will not use such premises for the operation of a restaurant business which, in the reasonable determination of the Franchisor, utilizes a menu or method of operation which is similar to that employed by restaurant units within the System for a period of twelve (12) months after the termination or expiration of this Agreement.

     H. FRANCHISOR PRE-TERMINATION OPTIONS: At any time prior to the termination of this Agreement, an Event of Default shall occur and be continuing, then during the continuance of such Event of Default, Franchisor may at its option, cause the electrical power service to any external sign containing the words
Logan's Roadhouse or any other facsimile thereof to be disconnected at the Logan's Roadhouse Outlet in respect of which such Event of Default then exists, and further, Franchisor may take any other such similar action until such time as Franchisee has cured such Event of Default.

     I. NOTICE: Should under the terms of this agreement, notice be required, the same shall be given in writing and delivered personally, by certified mail (postage pre-paid and return receipt requested), or by nationally recognized overnight courier service, in each case addressed to the party for whom intended. All such notices intended for Franchisee shall be addressed to Franchisee at 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214,
Attention: Charles F. McWhorter, Jr., or such other address or addresses as may hereafter be designated in writing by the Franchisee. All such notices intended for Franchisor shall be addressed to Logan's Roadhouse, Inc., 565 Marriott Drive, Suite 490, Nashville, Tennessee 37214, Attn: Chief Executive Officer, or such other address or addresses as hereafter may be designated in writing by the Franchisor. Any notice so mailed shall for all purposes, be deemed to have been given when delivered. Any refusal to accept delivery or to acknowledge an attempted delivery shall be deemed to be a delivery.

                                    PART VI

                         ASSIGNMENT, SALE, AND TRANSFER

     A. ASSIGNMENT OR SALE BY FRANCHISEE:

     1. Franchisor agrees to permit the transfer and assignment of the Franchise to a purchaser or transferee of Franchisee's choosing for the remaining term of this Agreement, only with the prior written consent of Franchisor, not to be unreasonably withheld, provided that:

     (a) The assignee executes a current Logan's Roadhouse, Inc. franchise agreement prior to taking possession or control of Franchisee's business;

     (b) Franchisor reserves the right of first refusal for thirty (30) days to match any offer of any bona fide purchaser under the same terms, conditions and financing as those offered by and intended for potential transferee or assignee; and

     (c) Franchisee reimburses Franchisor for all costs and attorney's fees incurred in connection with such transfer and assignment, in an amount not to exceed $10,000.

     2. Notwithstanding any of the foregoing provisions of this paragraph, Logan's Roadhouse, Inc. retains the right to veto any proposed assignment if Logan's Roadhouse, Inc., in its sole discretion, deems the proposed assignee financially or otherwise unfit, and even if Logan's Roadhouse, Inc. does not choose to exercise its right of first refusal to purchase the Outlet.

     B. RESTRICTIONS ON TRANSFER OF STOCK: Any shares of stock, partnership interest or beneficial interest of Franchisee may be transferred to members of Franchisee's immediate family or to Franchisee's controlled enterprises/affiliates at any time without Franchisor's consent upon written notice to Franchisor.

     C. ASSIGNMENT BY FRANCHISOR: Subject to the Franchisee's rights under the Area Development Agreement, it is expressly understood and agreed that Franchisor maintains full and exclusive right of assignment of this Agreement to any party it designates, including the right to sell, convey, assign, grant and in any other fashion delegate its duties and/or assign its obligations under this Agreement.

                                    PART VII

                               GENERAL PROVISIONS

     A. FRANCHISEE'S STATUS: Franchisee is an independent contractor and neither Franchisee nor any of Franchisee's employees, agents, or representatives shall be deemed expressly or by implication to be an employee, agent or representative of Franchisor.

     B. RESTRICTIVE COVENANT: During the period from the date of this Agreement to the expiration or earlier termination of this Agreement, Franchisor shall not establish an Outlet utilizing the System, or license another franchisee to establish an Outlet utilizing the System, at any location within the Franchisee's exclusive territory as designated in the Area Development Agreement.

     C. UNFAIR EMPLOYMENT COMPETITION PROHIBITED: Upon execution of this Agreement and for a period of three (3) years after the end of Franchisee's relationship with Logan's Roadhouse, Inc., the Franchisee shall not directly or indirectly solicit, induce, or attempt to induce any employee of Logan's Roadhouse, Inc. or any other Outlet to leave their employment, nor shall the Franchisee in any way interfere with the relationship between Logan's Roadhouse, Inc. or any other Outlet and any employee thereof; or hire or attempt to hire any individual who was an employee of the Logan's Roadhouse, Inc. or any other Outlet at any time during the six-month period preceding the termination of any such employee's relations with Logan's Roadhouse, Inc. or any other Outlet.

     D. AMENDMENT AND RIGHT TO REVISE RETAIL SYSTEM: Franchisee shall timely incorporate into its operations at the Outlet any and all modifications and refinements which Franchisor may elect to make in the Logan's Roadhouse System. In furtherance of the foregoing, Franchisee and Franchisor shall share without compensation all recipes, methods of operation, trademarks, tradenames, copyrighted materials, patents, and other improvements or additions to the Logan's Roadhouse System, and shall allow the same to be used without additional compensation by their respective franchisees.

     E.  CONFIDENTIALITY:

     1. The parties acknowledge that the System includes trade secrets and confidential information which Logan's Roadhouse, Inc. has revealed to Franchisee in confidence, and that protection of said trade secrets and confidential information and protection of Logan's Roadhouse, Inc. against unfair competition from others who enjoy or who have had access to said trade secrets and confidential information are essential for the maintenance of goodwill and special value of the System.

     2. Supervisory and managerial employees have access to information and materials which constitute trade secrets and confidential and proprietary information. Any actual or potential direct or indirect competitor of Logan's Roadhouse or of any of its franchisees shall not have access to such trade secrets and confidential information.

     3. Franchisee agrees that neither it nor its employees shall (a) appropriate, use, or duplicate the System, or any portion thereof, for use in any business which is not within the System; (b) disclose or reveal any portion of the System to any person other than to Franchisee's employees as an incident of their training; (c) acquire any right to use, or to license or franchise the use of any name, mark or other intellectual property right which is or may be granted by any Franchise Agreement between Logan's Roadhouse, Inc. and Franchisee; or (d) communicate, divulge, or use for the benefit of any other person, partnership, association, or corporation any confidential information, knowledge, or know-how concerning the methods of development or operation of an Outlet. Any and all information, knowledge, and know-how, including, without limitation, drawings, materials, equipment, specifications, techniques, and other data, which Logan's Roadhouse, Inc. designates as confidential shall be deemed confidential for purposes of this Agreement.

     4. Franchisee shall require its Director of Operations (as defined in Section 12.2 of the Area Development Agreement) and each of its area supervisors to execute a confidentiality agreement in the form attached hereto as Appendix A ("Confidentiality Agreement"). Franchisee shall use its best efforts to obtain from each other employee of Franchisee, including but not limited to, each General Manager, who will have supervisory authority over the development or operations of more than one Outlet, execute a Confidentiality Agreement to the extent required by Franchisor of its own employees at similar levels. Franchisee shall be responsible for compliance of its employees with the agreements identified in this paragraph.


                                   PART VIII

                                 MISCELLANEOUS

     A. WAIVER: The failure of Franchisor to insist upon strict performance of any provision of this agreement, or failure of the Franchisor to exercise any right, remedy or option hereby reserved shall not be construed as a waiver from any such provision, right, option or remedy in the future or as a waiver of a subsequent breach thereof. The agreement or consent and approval by the Franchisor of any act by the Franchisee requiring Franchisor's consent or approval shall not be construed to waive or render unnecessary the requirements for Franchisor's consent or approval of any subsequent similar act by Franchisee. Any delay, omission, waiver or forbearance on the part of the Franchisor to exercise any right, option, duty or power arising out of any breach or default by any other licensee of the terms, provisions and covenants contained herein or to enforce any such right, option or power against any other Franchisee or any subsequent breach or default by any other Franchisee shall not constitute a waiver by Franchisor thereof.

     B. ENTIRE CONTRACT: This Franchise Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants, inducements, promises, agreements, arrangements or undertakings, oral or written, expressed, or implied between the parties hereto other than those expressly set forth herein, with the exception of the Operations Manual and the Area Development Agreement, which shall control in the event of conflict between this Agreement and the Area Development Agreement. Further, no agreement or any kind of modification or waiver of any of the terms, covenants or conditions of this Agreement shall be binding upon either party unless and until the same has been made in writing and duly executed by both parties.

     C. SEVERABILITY: If any term or condition hereof would otherwise be deemed to violate any provision of law limiting the terms of a contractual obligation of a party, such term or condition or provision hereof respecting same shall not be void or voidable, but rather shall be deemed to mean, and shall be construed so as to mean that its duration or term may not extend beyond the maximum period allowed by law. Should any other provision of this Agreement be prohibited by law or by any court decree, in any locality or state, it shall be ineffective to the extent of such prohibition without in any way invalidating or affecting the remaining provisions of this Agreement, or without invalidating or affecting the provisions of this Agreement within the state and localities where not prohibited by law or any decree of the court.

     D. GOVERNING LAW; CONSTRUCTION: This Agreement has been negotiated in and fully executed within the State of Tennessee and shall be construed according to the laws of that state and the United States. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and neither strictly for nor against either Franchisor or Franchisee. All terms and words used in said Agreement regardless of the gender and number in which they are used shall be construed and deemed to include any other number, singular or plural, and any other gender, masculine, feminine or, neuter, as the context or sense of this Agreement or any paragraph or clause herein may require as if such words had been fully and properly written in the appropriate gender.

     E. HEADINGS; APPROVALS: Headings provided herein are for convenience only, and are not to be construed as a part of this Agreement or in any way defining, amplifying or limiting the provisions hereof. The Franchisor agrees not to unreasonably withhold its approval of or consent to any act of the Franchisee where such approval or consent is required by the terms of this agreement.

     F. ASSIGNMENTS: This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, transferees, successors, and assigns; provided that this Agreement may only be assigned in accordance with the provisions for assignment set forth herein at Part VI.

     G. FORCE MAJEURE: As used in this Agreement, the term "Force Majeure" or "Act of God" shall mean any act of God, strike, lockout or other labor disturbance, war, riot, epidemic, fire or other catastrophe, act of any government, material defaults by unaffiliated third parties under agreements with either party hereto relating to the development of franchised Outlets or other similar cause not within the control of the party affected thereby.

     H. ATTORNEY'S FEES: In the event that any party to this Agreement initiates any legal proceeding to construe or enforce any of the terms, conditions and/or provisions of this Agreement, including but not limited to its termination provisions, or to obtain damages or other relief to which any party may be entitled by virtue of this Agreement, the prevailing party or parties shall be paid its reasonable attorneys' fees and expenses by the other party or parties.

     G. RULE AGAINST PERPETUITIES: It is the intention of the parties to this Agreement that this Agreement shall not violate the Rule Against Perpetuities or any statute, rule or regulation similar thereto (the "Rule"); and in the event anything in this Agreement violates the Rule, this Agreement shall be construed, to the extent permitted by law, in a manner that will not cause the violation of the Rule.

     IN WITNESS WHEREOF, the parties hereto, having duly executed this Agreement as of the ____ day of __________, 1997.


                               LOGAN'S ROADHOUSE, INC.


                               By:____________________________

                               Its:___________________________


                               CMAC INCORPORATED

                               By:____________________________

                               Its:___________________________



                               PRINCIPAL

                               _______________________________
                               Charles F. McWhorter, Jr.
                               (Individually)



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